UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007
BabyUniverse, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South US Highway One, Suite 500, Jupiter, Florida	33477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 277-6400
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     As of July 6, 2007, BabyUniverse, Inc. (the “Company”) entered into definitive Stock Purchase Agreements (the “Purchase Agreements”) with the purchasers (the “Purchasers”) of the Company’s securities in the private placement (the “Initial Private Placement”) described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2007 (the “May 30 Form 8-K”), pursuant to which all shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and 50% of the warrants to purchase shares of the Common Stock (as defined below), issued in connection with the Initial Private Placement were cancelled and exchanged for (i) an aggregate of 390,625 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued to the Purchasers, and (ii) a nominal amount of cash (for the purpose of avoiding the issuance of fractional shares of Common Stock) paid to the Purchasers (the “Exchange”). The 50% of the warrants issued in the Initial Private Placement that were not cancelled in the Exchange (the “Retained Warrants”) were retained by the Purchasers. The Company effected the Exchange pursuant to the terms of the original Securities Purchase Agreements entered into with the Purchasers in connection with the Initial Private Placement. The closing of the transactions constituting the Exchange occurred as of July 6, 2007.
     The Exchange will not result in any proceeds to the Company in addition to those already received by the Company in connection with the Initial Private Placement as described in the May 30 Form 8-K.
     The offer, issuance and sale of the shares of Common Stock in the Exchange were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. Each of the Purchasers has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.
     Pursuant to each of the Purchase Agreements, the Company filed a Registration Statement on Form S-3 with the SEC on July 9, 2007 to register the resale of, inter alia, the shares of Common Stock received by the Purchasers in the Exchange and the shares of Common Stock underlying the Retained Warrants. Until such time as the SEC declares said Registration Statement to be effective, the shares of Common Stock issued in the Exchange, and the shares of Common Stock underlying the Retained Warrants, will not be registered under the Securities Act, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. In addition, the Company currently does not have any plans to register the Retained Warrants under the Securities Act, and until so registered the Retained Warrants may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.
* * * * * *
     This Current Report on Form 8-K does not constitute an offer of any securities for sale. The proposed merger (the “Proposed Merger”) between the Company and eToys Direct, Inc. (“eToys”) will be submitted to the Company’s shareholders for their consideration. In connection with the Proposed Merger, the Company has filed with the SEC a Registration Statement on Form S-4, which includes therein a proxy statement/prospectus, and other materials with the SEC. THE COMPANY URGES YOU TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ETOYS AND THE PROPOSED MERGER. Investors may obtain free copies of the Registration Statement, including the proxy statement/prospectus included therein, as well as other filed documents containing information about the Company and the Proposed Merger, at http://www.sec.gov, the SEC’s website. Free copies of the Company’s SEC filings are also available on the Company’s website at http://www.babyuniverse.com.
     The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Proposed Merger. Information regarding the officers and directors of the Company is included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement/prospectus and other materials filed with the SEC in connection with the Proposed Merger.
     This Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties relating to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company’s SEC filings. You are advised to consult further disclosures the Company may make on related subjects in its future filings with the SEC.
     In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, nor can we guarantee future results, levels of activity, performance or achievements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BabyUniverse, Inc.
Dated: July 11, 2007	By:	/s/ Jonathan Teaford
Jonathan Teaford
Executive Vice President

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